UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August , 2017

Dear Stockholder,

We cordially invite you to attend the Special Meeting of Stockholders of Protalix BioTherapeutics, Inc. to be held at 2:00 p.m. on October 19, 2017 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel.

The attached notice of special meeting and proxy statement describe the business we will conduct at the meeting and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to:

•	approve, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, the 7.50% Senior Secured Convertible Notes Due 2021 we issued on July 25, 2017 and the 4.50% Senior Convertible Notes Due 2022 we issued on July 25, 2017; and

•	approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 350,000,000.

Please take the time to carefully read each of the proposals stockholders are being asked to consider and vote on.

Please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. Your vote is important, whether or not you attend the meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to your attending the meeting.

Sincerely,

Yossi Maimon

Vice President and Chief Financial Officer

Corporate Secretary

2 Snunit Street, Science Park P.O.B. 455, Carmiel 20100, Israel

Tel: 972-4-988-9488 | Fax: 972-4-988-9489 | Web: www.protalix.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 19, 2017

To the Stockholders of Protalix BioTherapeutics, Inc.:

The Special Meeting of Stockholders of Protalix BioTherapeutics, Inc. will be held at the following time, date and place for the following purposes:

TIME:	2:00 p.m., Israel time

DATE:	October 19, 2017

PLACE:	Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel

PURPOSES:

1.	To approve, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, the 7.50% Senior Secured Convertible Notes Due 2021 we issued on July 25, 2017 and the 4.50% Senior Convertible Notes Due 2022 we issued on July 25, 2017.

2.	To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 350,000,000.

All of these proposals are more fully described in the proxy statement that follows. You may vote at the meeting and any adjournments if you were the record owner of our common stock at the close of business on August 23, 2017. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of our Corporate Secretary at the above address.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Yossi Maimon
Carmiel, Israel	Vice President and Chief Financial Officer
August , 2017	and Corporate Secretary

Protalix BioTherapeutics, Inc.
2 Snunit Street, Science Park
P.O. Box 455
Carmiel 20100, Israel
972-4-988-9488

PROXY STATEMENT FOR PROTALIX BIOTHERAPEUTICS, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 19, 2017

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Protalix BioTherapeutics, Inc. is soliciting your proxy to vote at the Special Meeting of Stockholders and any adjournments of the meeting to be held at 2:00 p.m., Israel time, on October 19, 2017 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel. This proxy statement, along with the accompanying Notice of Special Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the special meeting. We anticipate that on or about September 1, 2017, we will begin sending this proxy statement, the attached Notice of Special Meeting and the form of proxy enclosed to all stockholders entitled to vote at the meeting.

Who Can Vote?

Only holders of record of our common stock, par value $0.001 per share, on August 23, 2017, the record date, are entitled to vote at the special meeting. On the record date, there were shares of our common stock outstanding and entitled to vote. The common stock is currently our only outstanding class of voting stock.

You do not need to attend the special meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the special meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the special meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete, date, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), but not including shares held through a Tel Aviv Stock Exchange Clearing House Ltd. (“TASE”) member, you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

If you own shares that are traded through the TASE, you may vote your shares in one of the following two ways:

•	By mail. Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on August 23, 2017, the record date for voting, and return the proxy card or voting instruction form, along with the ownership certificate, to our designated address for that purpose in Israel, 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

•	In person at the meeting. Attend the meeting, where ballots will be provided. If you choose to vote in person at the meeting, you need to bring an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on August 23, 2017, the record date for voting. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the meeting, please contact our proxy advisor:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
+1 (833) 501-4837 (toll free in the United States)

What am I Voting On?

You are voting on:

•	To approve, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, our 7.50% Senior Secured Convertible Notes Due 2021 we issued on July 25, 2017 and the 4.50% Senior Convertible Notes Due 2022 we issued on July 25, 2017 (collectively, the “New Convertible Notes”).

•	To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 350,000,000.

How does the Board of Directors Recommend that I Vote at the Meeting?

The Board of Directors recommends that you vote as follows:

•	“FOR” the approval, in accordance with Section 713(a) of the NYSE American Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, the New Convertible Notes as described in “Proposal 1: Approval, In Accordance with Section 713(a) of the NYSE American Company Guide, of the Potential Issuance of Shares Representing In Excess of 19.9% of Our Pre-transaction Total Shares of Common Stock Outstanding That May Result From the Conversion of, or Payment of Accrued Interest or Make-Whole Payments on, the New Convertible Notes” section in this proxy statement.

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•	“FOR” the amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 350,000,000 as described in “Proposal 2: Amendment to Increase the Number of Authorized Shares of Common Stock” section in this proxy statement.

What Constitutes a Quorum for the Meeting?

Of the       shares of common stock outstanding as of the record date, the holders of at least one-third (1/3) of those shares, or at least       shares, must be present at the meeting in person or represented by proxy to hold the meeting and conduct business. Once a quorum is established at a meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. Shares held by stockholders of record who are present at the meeting in person or by proxy are counted for purposes of determining whether a quorum exists. Abstentions and “broker non-votes” are also counted as present and entitled to vote for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are the Voting Requirements to Approve a Proposal?

Approval, in accordance with Section 713(a) of the NYSE American Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, the New Convertible Notes

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to, in accordance with Section 713(a) of the NYSE American Company Guide, approve the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, the New Convertible Notes. If a quorum is present, approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the resolution. Abstentions and broker non-votes will have no effect.

Amendment to Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to amend our Certificate of Incorporation, as amended, to increase the number of shares of our common stock authorized for issuance from 250,000,000 to 350,000,000. The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting is required to approve the amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 250,000,000 to 350,000,000. Abstentions will have the same effect as an “against” vote.

How are My Votes Cast when I Sign and Return a Proxy Card?

When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint Moshe Manor, our president and chief executive officer, and Yossi Maimon, our vice president and chief financial officer, as your representatives at the meeting. Either Moshe Manor or Yossi Maimon will vote your shares at the meeting as you have instructed them on the proxy card. Each of such persons may appoint a substitute for himself.

Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy by telephone or over the Internet in advance of the meeting in case your plans change. This way, your shares will be voted by you whether or not you actually attend the meeting.

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May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is voted at the meeting. There will be no double counting of votes. You may revoke your proxy in any one of the following ways:

•	entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions);

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);

•	notifying our Corporate Secretary, Yossi Maimon, in writing before the special meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Can my broker vote my shares for me?

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because the matter is not routine and such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the special meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. Pursuant to New York Stock Exchange (“NYSE”) Rule 452, the approval, in accordance with Section 713(a) of the NYSE American Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, the New Convertible Notes (Proposal No. 1) is a non-routine matter and, therefore, may not be voted upon by brokers without instruction from beneficial owners. As our management has concluded that Proposal No. 2 is a routine matter, any broker non-votes should not affect the outcome of the vote on the proposal. Please complete your proxy and return it as instructed so your vote can be counted.

What if I Receive More than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

What if I do not Vote for Some of the Matters Listed on My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the approval, in accordance with Section 713(a) of the NYSE American Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, the New Convertible Notes; and for the amendment of our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock.

Will My Shares be Voted if I do not Return My Proxy Card and do not Attend the Special meeting?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your shares on certain routine matters scheduled to come before the meeting even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.

Is Voting Confidential?

Yes. Only the inspector of elections and our employees that have been assigned the responsibility for overseeing the legal aspects of the special meeting will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

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What are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. From time to time, we may engage a proxy solicitor to help us attain a quorum for the meeting and solicit stockholder proxies. We have engaged Alliance Advisors LLC to assist it in soliciting proxies for the special meeting. We will pay Alliance Advisors a base fee of $8,000, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance Advisors will be approximately $20,000.

Could other Matters be Decided at the Special Meeting?

We do not know of any other matters that will be considered at the special meeting. If any other matters arise at the special meeting at or by the direction of the board of directors, the proxies will be voted at the discretion of the proxy holders.

What Happens if the Special Meeting is Postponed or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need a Ticket to Attend the Special Meeting?

Yes, you will need an admission ticket or proof of ownership of common stock to enter the special meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the special meeting, please so indicate when you vote and bring the ticket with you to the special meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the special meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the special meeting without an admission ticket, we will admit you only if we are able to verify that you are a stockholder of our Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of August 10, 2017, regarding beneficial ownership of our common stock:

•	each person who is known by us to own beneficially more than 5% of our common stock;

•	each director;

•	each of our Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Vice President and Chief Financial Officer and our Chief Operating Officer; and

•	all of our directors and executive officers collectively.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by each of them. For purposes of these tables, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from August 10, 2017 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within such 60 days from such date have been exercised. The information set forth below is based upon information obtained from the beneficial owners, upon information in our possession regarding their respective holdings and upon information filed by the holders with the U.S. Securities and Exchange Commission. The percentages of beneficial ownership are based on 133,355,039 shares of our common stock outstanding as of August 10, 2017.

The address for all directors and officers is c/o Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel, Israel, 20100.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)
Board of Directors and Executive Officers
Shlomo Yanai (1)	150,000	*
Moshe Manor (2)	725,000	*
Amos Bar Shalev	1,680	*
Zeev Bronfeld (3)	2,162,481	1.6
Yodfat Harel Buchris (4)	137,424	*
Aharon Schwartz, Ph.D.	—	—
Einat Brill Almon, Ph.D. (5)	782,522	*
Yossi Maimon (6)	656,250	*
Tzvi Palash (7)	340,125	*
Yoseph Shaaltiel, Ph.D. (8)	1,426,519	1.1
All executive officers and directors as a group (10 persons) (9)	6,382,001	4.7
5% Holders
UBS O’Connor LLC (10)	8,852,941	6.2
Highbridge Capital Management LLC (11)	10,805,287	7.5

* less than 1%.

(1)	Consists of 150,000 shares of our common stock issuable upon exercise of vested outstanding options.

(2)	Consists of 50,000 outstanding shares of our common stock and 675,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of August 10, 2017. Does not include 225,000 shares of our common stock underlying options that will not vest within 60 days of August 10, 2017.

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(3)	Consists of shares of our common stock held by EBC Holdings Ltd., an investment company wholly-owned by Mr. Bronfeld.

(4)	Represents shares held by YP & 6 Partners Ltd. Ms. Harel Buchris is a director and stockholder of YP & 6 Partners Ltd. Ms. Harel Buchris disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

(5)	Consists of 185,000 outstanding shares of our common stock and 597,522 shares of our common stock issuable upon exercise of outstanding options within 60 days of August 10, 2017. Does not include 93,750 shares of our common stock underlying options that will not vest within 60 days of August 10, 2017.

(6)	Consists of 195,000 outstanding shares of our common stock and 461,250 shares of our common stock issuable upon exercise of outstanding options within 60 days of August 10, 2017. Does not include 93,750 shares of our common stock underlying options that will not vest within 60 days of August 10, 2017.

(7)	Consists of 102,000 outstanding shares of our common stock held and 238,125 shares of our common stock issuable upon exercise of outstanding options within 60 days of August 10, 2017. Does not include 46,875 shares of our common stock underlying options that will not vest within 60 days of August 10, 2017.

(8)	Consists of 795,916 outstanding shares of our common stock and 630,603 shares of our common stock issuable upon exercise of outstanding options within 60 days of August 10, 2017. Does not include 103,125 shares of our common stock underlying options that will not vest within 60 days of August 10, 2017.

(9)	Consists of 3,629,501 outstanding shares of our common stock and 2,752,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of August 10, 2017. Does not include 562,500 shares of our common stock underlying options that will not vest within 60 days of August 10, 2017.

(10)	Based solely on a Form 13F-HR filed by UBS O’Connor LLC (“O’Connor”) on May 12, 2017 for the period ended March 31, 2017 and a Schedule 13G filed by O’Connor on February 15, 2017 for the period ended December 31, 2016. Represents shares of common stock underlying convertible notes held by funds managed by O’Connor. As of March 31, 2017, the O’Connor Funds held $7,525,000 principal amount of our 7.50% convertible notes due 2021. All such notes are subject to a blocker provision under which the holder of each such note does not have the right to convert the note to the extent that such conversion would result in beneficial ownership by the holder thereof, together with any persons whose beneficial ownership of the common stock would be aggregated with such holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of more than 9.99% of the common stock, and, accordingly, the disclosed amounts do not include shares of common stock issuable upon the convertible notes to the extent that would exceed the blocker provision. O’Connor serves as the investment manager to each of (1) Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited (“GLEA XL”) and (2) O’Connor Global Multi-Strategy Alpha Master Limited (“GLEA”, and together with GLEA XL, collectively, the “O’Connor Funds”). In such capacity, O’Connor exercises voting and investment power over the shares of common stock held for the account of each of the O’Connor Funds. Dawn Fitzpatrick (“Ms. Fitzpatrick”) is the Chief Executive Officer of O’Connor, Kevin Russell (“Mr. Russell”) is the Chief Investment Officer of O’Connor and Andrew Martin (“Mr. Martin”) is a Portfolio Manager for O’Connor, and each also exercises voting and investment power over the shares of common stock held for the account of the O’Connor Funds. As a result, each of O’Connor, Ms. Fitzpatrick, Mr. Russell and Mr. Martin may be deemed to have beneficial ownership of the shares of common stock held for the account of O’Connor Funds. The address of O’Connor is One North Wacker Drive, 32nd Floor, Chicago, Illinois 60606.

(11)	Based solely on a Form 13F-HR filed by Highbridge Capital Management LLC (“Highbridge”) on May 15, 2017 for the period ended March 31, 2017. Represents shares of common stock underlying convertible notes held by funds managed by Highbridge. As of March 31, 2017, funds managed by Highbridge held, in the aggregate, $9,000,000 principal amount of our 4.50% convertible notes due 2018 and $7,856,000 principal amount of our 7.50% convertible notes due 2021. All such notes are subject to a blocker provision of such notes pursuant to which the holder of each such note does not have the right to convert the note to the extent that such conversion would result in beneficial ownership by the holder thereof, together with any persons whose beneficial ownership of the common stock would be aggregated with such holder’s for purposes of Section 13(d) or Section 16 of Exchange Act of more than 9.99% of the common stock, and, accordingly, the disclosed amounts do not include shares of common stock issuable upon the convertible notes to the extent that would exceed the blocker provision. The principal business office of Highbridge is 40 West 57th Street, 32nd Floor, New York, New York 10019.

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PROPOSAL 1: APPROVAL, IN ACCORDANCE WITH SECTION 713(A) OF THE NYSE AMERICAN COMPANY GUIDE, OF THE POTENTIAL ISSUANCE OF SHARES REPRESENTING IN EXCESS OF 19.9% OF OUR PRE-TRANSACTION TOTAL SHARES OF COMMON STOCK OUTSTANDING THAT MAY RESULT FROM THE CONVERSION OF, OR PAYMENT OF ACCRUED INTEREST OR MAKE-WHOLE PAYMENTS ON, THE NEW CONVERTIBLE NOTES

As previously disclosed, on July 25, 2017, we entered into a privately negotiated exchange agreement with certain existing note holders to exchange $9 million aggregate principal amount of our outstanding 4.50% Convertible Senior Notes due 2018 (the “Existing 4.50% Notes”) for (i) $8.55 million aggregate principal amount of 4.50% Convertible Senior Notes due 2022 (the “Exchange 4.50% Notes”); and (ii) $146,250 in cash, representing the accrued and unpaid interest on the exchanged Existing 4.50% Notes (the “Exchange”). In addition, we paid $275,000 in cash consideration to the note holders. Concurrently with the Exchange, we entered into note purchase agreements with certain institutional investors relating to our sale of $10 million aggregate principal amount of our 7.50% Senior Secured Convertible Notes Due 2021 (the “New 7.50% Notes”) in a private placement (the “Private Placement”). We refer to the Exchange 4.50% Notes and the New 7.50% Notes, from time to time, collectively as the “New Convertible Notes.”

The Exchange 4.50% Notes were issued pursuant to an Indenture, dated July 24, 2017 (the “Exchange 4.50% Notes Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Interest on the 4.50% Notes will be paid semi-annually at a rate of 4.50% per annum. The 4.50% Notes will mature on February 15, 2022, unless earlier purchased, converted, exchanged or redeemed.

The New 7.50% Notes were issued pursuant to the base indenture, dated December 7, 2016 (the “Base 7.50% Indenture”) by and among us, the guarantors party thereto, the Trustee and Wilmington Savings Fund Society, FSB (the “Collateral Agent”), as supplemented by that certain first supplemental indenture, dated July 24, 2017 (the “Supplemental Indenture” and, with the Base 7.50% Indenture, the “7.50% Notes Indenture”), by and among us, the guarantors party thereto, the Trustee and the Collateral Agent. Interest on all of our outstanding 7.50% Notes will be paid semi-annually at a rate of 7.50% per annum and we may elect to pay interest in an amount up to 1.25% per annum in shares of common stock. The 7.50% Notes will mature on November 15, 2021, unless earlier purchased, converted, exchanged or redeemed and are guaranteed by our subsidiaries.

Under the terms of each of the Exchange 4.50% Notes Indenture and the 7.50% Notes Indenture, holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the applicable stated maturity date. Upon conversion of the Exchange 4.50% Notes and all of our outstanding 7.50% Notes, we will deliver shares of our common stock, cash or a combination of shares of our common stock and cash, at our election, based on an initial conversion rate of 1,176.4706 shares of common stock per $1,000 principal amount of Convertible Note, which represents an initial conversion price of $0.85 per share, subject to adjustment. Shares of our common stock are also issuable under the terms of the Exchange 4.50% Notes and the New 7.50% Notes as payment for interest and the number of shares issuable upon conversion of the New Convertible Notes may be increased under certain conditions. As of the transaction date, the number of shares of our common stock issuable under the New Convertible Notes exceeds 20% of our pre-transaction total outstanding shares of our common stock, and we do not have a sufficient number of authorized shares of common stock available to settle all of the potential conversions of principal, make-whole payments and interest payments under the New Convertible Notes in shares of our common stock.

Under Section 713(a) of The NYSE American Company Guide, we are required to obtain the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal in connection with a transaction (other than a public offering) involving the sale or issuance of common stock (or securities convertible into common stock) equal to more than 19.9% of our pre-transaction total outstanding shares of common stock. We are seeking approval in connection with the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, the New Convertible Notes. Our Board of Directors has determined that the approval of this Proposal 1 is advisable and in the best interest of our company and our stockholders, and recommends that our stockholders approve this Proposal 1.

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Purpose

The number of shares issuable in connection with the Exchange 4.50% Notes and the New 7.50% Notes, including the shares issuable upon conversion of principal, make-whole payments and interest payments, as and to the extent applicable, exceeds 19.9% of our pre-transaction total outstanding shares of common stock. Accordingly, in the Note Purchase Agreements we entered into with the purchasers of the New 7.50% Notes, we agreed to convene a special meeting of our stockholders to solicit their approval for this Proposal 1 to allow us to issue more than 19.9% of our pre-transaction total outstanding shares of common stock underlying the Exchange 4.50% Notes and the New 7.50% Notes and Proposal 2 to increase the number of authorized shares of common stock. We also agreed not to redeem any of the New 7.50% Notes until we successfully solicit our stockholders’ approval of this Proposal 1. The purchasers of the New 7.50% Notes correspondingly agreed that they would not exercise their respective rights to convert their New 7.50% Notes for more than 16,373,633 shares of common stock unless and until this Proposal 1 was approved by our stockholders and, in any event not to convert their New 7.50% Notes except to the extent shares are available for such conversions whether by way of approval of Proposal 2 or otherwise.

As a consequence, we are limited in our ability to settle conversions of the New Convertible Notes, including the interest and make-whole obligations thereunder, with shares of our common stock. We have reserved a sufficient number of shares of our common stock to settle principal conversions and make-whole obligations in shares of common stock with respect to the Exchange 4.50% Notes. There are approximately 17,873,101 shares of common stock underlying the New 7.50% Notes at the maximum rate. Absent our stockholders’ approval of this Proposal 1, we may not issue more than 16,373,633 shares of our common stock in connection with conversions of the New 7.50% Notes.

We are requesting in this Proposal 1 that our stockholders approve the potential issuance of shares representing in excess of 19.9% of our pre-transaction total outstanding shares of common stock that may be issued so we can conserve cash and rely on stock settlement in whole or in part.

Impact on Current Stockholders if this Proposal 1 is Approved

If our stockholders approve this Proposal 1, we will be permitted to elect to settle all of the conversions of the New 7.50% Notes solely in shares of our common stock, subject to the availability of authorized shares of common stock. Additionally, subject to the availability of authorized shares of common stock, we will be permitted to settle any portion of the make-whole premium due upon conversion, or any portion of accrued interest on the New 7.50% Notes, in shares of our common stock in accordance with the 7.50% Notes Indenture. Any future issuance of shares of our common stock upon conversion of the New 7.50% Notes, including any other issuances permitted under the 7.50% Notes Indenture, would no longer be subject to the limitations imposed by Section 713(a) of The NYSE American Company Guide.

The removal of the foregoing limitations would provide us with much needed flexibility. We will have greater flexibility to elect to redeem outstanding convertible notes should we find it in our best interest to do so based on market conditions or other factors.

Effect on Current Stockholders if this Proposal 1 is not Approved

If our stockholders do not approve this Proposal 1, the holders of the New 7.50% Notes will not be able to convert their New 7.50% Notes into shares of our common stock. Accordingly, our Board of Directors believes that it is in our best interest, and in the best interest of our stockholders, to approve the potential issuance of more than 19.9% of our pre-transaction total outstanding shares of common stock that may be issued in accordance with the indentures governing the New Convertible Notes.

Absent approval of Proposal 1, we are left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the New 7.50% Notes with shares of our common stock, and to redeem convertible notes, which could have a material adverse effect on our financial condition. Without stockholder approval, we are limited in the number of shares of our common stock available to satisfy the share issuances that are otherwise permitted in connection with the New 7.50% Notes.

Board of Directors Recommendation

In reaching its determination to approve this Proposal 1, our Board of Directors, with advice from our management and financial and legal advisers, considered a number of factors, including:

•	that it is in our best interest, and that of our stockholders, that we have the flexibility to issue more than 19.9% of our pre-transaction total outstanding shares of common stock in accordance with the indentures governing the New Convertible Notes;

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•	that the terms of any proposed transaction available to us in the future are likely to worsen as the respective maturity dates of the New Convertible Notes approaches; and

•	our current financial condition, cash flow and liquidity, including our outstanding debt obligations, which required us to raise additional capital for ongoing cash needs in the Private Placement.

After evaluating these factors, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board of Directors concluded that the potential issuance of more than 19.9% of our pre-transaction total outstanding shares of common stock that may result from the conversion of, or payment of accrued interest on, our New Convertible Notes is in our best interest, and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of this proposal.

Our Board of Directors recommends that stockholders vote “FOR” to approve, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, our outstanding New Convertible Notes as described in this “Proposal 1: Approval, in accordance with Section 713(a) of the NYSE American Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, our outstanding New Convertible Notes.”

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PROPOSAL 2: AMENDMENT TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

On August 9, 2017, our Board of Directors authorized and approved an amendment to our Certificate of Incorporation, as amended (“Certificate”), to increase the number of authorized shares of our common stock from 250,000,000 to 350,000,000 (the “Amendment”). We are not proposing any change to the authorized number of shares of preferred stock. Under the Delaware General Corporation Law, we are required to obtain the affirmative vote of the holders of a majority of our outstanding shares of common stock to amend the Certificate to increase the number of authorized shares of common stock. Our Board of Directors determined that the Amendment is advisable and in the best interest of our company and our stockholders, and recommends that our stockholders approve the Amendment.

We previously solicited our stockholders’ approval for a similar increase the number of authorized shares of our common stock in connection with our 2017 Annual Meeting of Stockholders held on April 12, 2017, but did not receive the requisite number of votes for the proposal. Currently, we do not have enough authorized shares of common stock available to issue all of the shares of common stock issuable in connection with the New Convertible Notes, or for any capital raising or corporate transactions. As of August 10, 2017, 133,355,039 shares of our common stock were outstanding. As discussed in more detail in this Proposal 2, we have reserved approximately 5.1 million shares of common stock for issuances in connection with outstanding share-based incentives under our 2006 Stock Incentive Plan, as amended, and approximately 94.0 million shares are reserved for issuance in connection with our conversion of the Existing 4.50% Notes, and the 7.50% Notes that were outstanding prior to the Exchange and the Private Placement. The unreserved, authorized shares are insufficient to cover the maximum number of shares of common stock issuable upon the conversion of the New Convertible Notes, including the interest and make-whole payments included therein, and leaves no authorized shares of common stock for any other purpose. The lack of available authorized shares of common stock impedes and undermines our ability to raise capital in the future. If our stockholders do not approve this Proposal 2, we are left without the authorized shares of common stock necessary for us to pursue a variety of business and financial objectives without further action of our stockholders (except when required by applicable law or regulation). As a result, we believe that a delay in securing, or a failure to secure, stockholder approval of this Proposal 2 will seriously jeopardize the financial viability of our company.

In the Note Purchase Agreements we entered into with the purchasers of the New 7.50% Notes, we agreed that if this Proposal 2 has not been approved within 120 days of the effective date of the Note Purchase Agreements, we will not, after such date, issue a number of shares of our common stock upon any conversion of the New 7.50% Notes by a purchaser thereof (whether in settlement of the principal of the note, its make-whole obligation or for any other reason), or redeem any outstanding 7.50% Notes, at a rate that exceeds the initial conversion rate unless and only to the extent shares of common stock are available for such conversions whether by way of approval of this Proposal 2 or otherwise. Finally, we agreed not to issue any shares of common stock for which we have not established a reserve, other than shares issuable in connection with the conversions of the Exchange 4.50% Notes, until our stockholders approve an increase in the number of shares of our authorized shares of common stock. The purchasers of the New 7.50% Notes correspondingly agreed that they would not exercise their respective rights to convert their New 7.50% Notes except to extent shares are available for such conversions whether by way of approval of this Proposal 2 or otherwise.

Description of Common Stock

The Certificate currently authorizes the issuance of 250,000,000 shares of common stock and 100,000,000 shares of preferred stock, par value $0.0001 per share, for a total of 350,000,000 shares of capital stock. As of August 10, 2017, there were 133,355,039 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

We have reserved a number of additional shares of common stock for future issuance under our equity compensation plans. As of December 31, 2016, a total of approximately 5.1 million shares of common stock are reserved for issuance upon the exercise of outstanding stock options under our 2006 Stock Incentive Plan, as amended, and a total of approximately 2.4 million shares of common stock are reserved for issuance in connection with future grants of stock options and/or future issuances of shares under the plan. In addition, approximately 93,989,366 million shares of common stock are reserved for issuance upon the conversion of the Existing 4.50% Notes, and the 7.50% Notes that were outstanding prior to the Exchange and the Private Placement. A significant amount of the shares reserved for issuance upon the conversion of our outstanding convertible promissory notes includes shares issuable upon conversions that are effected in connection with a fundamental change, as described in the indentures governing the promissory notes. After taking into account the total number of shares of common stock issued and outstanding, in addition to the aggregate number of shares of common stock reserved for future issuance as described in this paragraph, we do not have enough shares available to satisfy all of the obligations underlying our convertible notes in shares of common stock, including the ability to satisfy interest or make-whole payments, in part, in shares of common stock.

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Purpose of the Amendment

Our Board of Directors believes that it is in our best interest, and in the best interest of our stockholders, to increase the number of authorized shares of common stock available for future issuance. The lack of authorized shares of common stock impedes and undermines our ability to raise capital in the future and results in limitations on our ability to elect to settle all of the conversions of the New 7.50% Notes solely in shares of our common stock. Absent an increase in the authorized number of shares of common stock, we are left with extremely limited flexibility with respect to the management of our capital structure generally, and in our compliance with the terms of our outstanding convertible notes specifically, as an insufficient number of shares of our common stock are available to effect the conversion of, or payment of accrued interest on, our outstanding convertible notes. Consequently, we may be required to cash-settle at least part or all of our obligations upon the conversion of any such notes and otherwise under the 7.50% Notes Indenture. In addition, we are limited in our ability to elect to redeem outstanding convertible notes should we find it in our best interest to do so based on market conditions or other factors. Accordingly, our Board of Directors has determined that increasing the number of authorized shares of common stock available for future issuance will provide our company with the ability to best manage our obligations under our convertible notes and greater flexibility in considering and planning our future business needs. Such plans may involve the issuance, from time to time, of additional shares of common stock.

As discussed above, if our stockholders do not approve this Proposal 2, we are left without the authorized shares of common stock necessary to pursue a variety of business and financial objectives without further action of the stockholders (except when required by applicable law or regulation), and will have extremely limited financial flexibility with respect to our ability to satisfy conversions and other obligations under the Exchange Note Indenture and the 7.50% Notes Indenture. As a result, we believe that a delay in securing, or a failure to secure, stockholder approval of this Proposal 2 would seriously jeopardize the financial viability of our company.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	issuances in connection with the refinancing or retirement of our outstanding existing convertible notes;

•	issuances pursuant to the conversion of outstanding or future convertible securities;

•	issuances in connection with the interest payments and make-whole payments under our outstanding convertible notes;

•	issuances in connection with any partnerships, strategic alliances, collaborations or other similar transactions;

•	issuances in connection with strategic investments;

•	financing transactions, such as public or private offerings;

•	issuances under current and future stock incentive plans;

•	acquisitions;

•	stock dividends;

•	stock splits; and

•	any other proper corporate purpose.

Our Board of Directors evaluates such opportunities, from time to time, and considers different capital structuring alternatives designed to advance our business strategy. If additional authorized shares of common stock are available, transactions dependent upon the issuance of additional shares would be less likely to be impeded or undermined by delays and uncertainties occasioned by the need to obtain prior stockholder authorization. Our Board of Directors will have the discretion to issue the shares of common stock without further stockholder action, except as may be required for a particular transaction by applicable law or regulation, or the NYSE American Company Guide. As of the date of this Proxy Statement, we have no specific plans, agreements or commitments to issue any shares of common stock for which approval of the proposed Amendment is required, except as described herein. Our Board of Directors believes the additional authorized shares will provide us with needed flexibility to issue shares of common stock in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Our Board of Directors believes that a failure to approve this proposed Amendment will seriously restrict our ability to manage our capital needs and will be detrimental to the interests of our stockholders.

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Possible Effects of the Amendment

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of our company than they presently own.

Neither the Delaware General Corporation Law, the Certificate, nor our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

The text of the proposed Amendment is set forth in Exhibit A attached to this Proxy Statement, and this discussion is qualified in its entirety by reference to Exhibit A. If this proposed Amendment is approved by the stockholders, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. We expect to file the Certificate of Amendment promptly upon approval by our stockholders. In accordance with the Delaware General Corporation Law, however, our Board of Directors may elect to abandon the Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Amendment to the Certificate of Incorporation, as amended, to Increase the Number of Authorized Shares of Common Stock from 250,000,000 to 350,000,000 as disclosed in this proxy statement and as described in this “Proposal 2: Amendment to Increase the Number of Authorized Shares of Common Stock.”

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SOLICITATION OF PROXIES

We have engaged Alliance Advisors LLC to assist us in soliciting proxies for the special meeting. We will pay Alliance Advisors a base fee of $8,000, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Alliance Advisors will be approximately $20,000. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We will pay all of the costs of soliciting these proxies.

If you need assistance in voting by telephone or over the Internet or completing your proxy card or have questions regarding the special meeting, please contact our proxy advisor:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
+1 (833) 501-4837 (toll free in the United States)

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of our Company will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report (for annual meetings) in the future, such stockholder may (1) notify its broker or (2) direct its written request to: Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel, +972 (4) 988-9488, ext. 143. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to such stockholders at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the special meeting. However, if any other business properly comes before the Special meeting of Stockholders, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the special meeting please sign the proxy and return it in the enclosed envelope or vote by internet or telephone.

BY ORDER OF THE BOARD OF DIRECTORS,

Yossi Maimon
Vice President and Chief Financial Officer and Corporate Secretary

Carmiel, Israel
August , 2017

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Appendix A

SECOND CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
PROTALIX BIOTHERAPEUTICS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Protalix BioTherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Protalix BioTherapeutics, Inc. (the “Corporation”). The Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on March 30, 2016, as amended by that Certificate of Amendment dated August 15, 2016 (the “Certificate of Incorporation”).

2. This Certificate of Amendment to Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation pursuant to a resolution setting forth the proposed amendment of the Certificate of Incorporation and declaring said amendment to be advisable.

3. Article III of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

The Corporation is authorized to issue the following shares of capital stock: (a) 350,000,000 shares of common stock, par value $.001 per share (the “Common Stock”); and (b) 100,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). The voting rights, the rights of redemption and other relative rights and preferences of the Preferred Stock shall be established by the Board of Directors.

The Board of Directors may authorize the issuance of such stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.

4. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its duly authorized President and Chief Executive Officer this      day of           , 2017.

PROTALIX BIOTHERAPEUTICS, INC.

By:
Moshe Manor
President and Chief Executive Officer

SPECIAL MEETING OF STOCKHOLDERS OF PROTALIX BIOTHERAPEUTICS, INC. October 19, 2017 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15105/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030030000000000000 1 101917 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To approve, in accordance with Section 713(a) of the NYSE American Company Guide, the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest or make-whole payments on, our outstanding New Convertible Notes. 2. To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 350,000,000. FOR AGAINST ABSTAIN The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting of Stockholders. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROTALIX BIOTHERAPEUTICS, INC. 2 Snunit Street Science Park POB 455 Carmiel, Israel 20100 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Moshe Manor and Yossi Maimon as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Protalix BioTherapeutics, Inc. held of record by the undersigned on August 23, 2017, at the Special Meeting of Stockholders to be held on October 19, 2017, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)